UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2026

CALIDI BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40789	86-2967193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4475 Executive Drive, Suite 200, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 794-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.0001 per share	CLDI	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Underwritten Public Offering

On March 6, 2026, Calidi Biotherapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Ladenburg Thalmann & Co. Inc., as sole underwriter (“Underwriter”), in connection with the issuance and sale (the “Offering”) of: (i) 2,278,731 common stock units (“Common Stock Units”), which includes 1,575,000 Common Stock Units purchased pursuant to the exercise, in full, of the Over-Allotment Option and (ii) 9,815,900 pre-funded warrant units (“Pre-Funded Units”), resulting in gross proceeds of approximately $6.03 million, before deducting underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the proceeds from the sale of its securities for working capital and general corporate purposes. In connection with the Offering, the Company also issued to the Underwriter (or its designees) a warrant (the “Underwriter’s Warrant”) to purchase up to 604,732 shares of common stock of the Company, par value $0.0001 (the “Common Stock”). The Underwriter’s Warrant has an exercise price of $0.625, is exercisable on or after the date of issuance, and will expire on March 9, 2031.

Each Common Stock Unit consisted of (i) one share of Common Stock, (ii) one Series J common stock warrant (“Series J Warrants”) to purchase one share of Common Stock (or pre-funded warrants to purchase one share of Common Stock in lieu thereof), (iii) one Series K common stock warrant (“Series K Warrants”) to purchase one share of Common Stock (or pre-funded warrants to purchase one share of Common Stock in lieu thereof), and (iv) one Series L common stock warrant (“Series L Warrants” and together with the Series J Warrants and the Series K Warrants, the “Common Warrants”) to purchase one share of Common Stock (or pre-funded warrants to purchase one share of Common Stock in lieu thereof). Each Pre-Funded Unit consisted of (i) one pre-funded warrant (the “Pre-Funded Warrants”), (ii) one Series J Warrant, (iii) one Series K Warrant, and (iv) one Series L Warrant. The Common Warrants included in the Pre-Funded Units are identical to the Common Warrants included in the Common Stock Units.

Each Common Stock Unit was sold to the public at a price of $0.50 per Common Stock Unit and each Pre-Funded Unit was sold to the public at a price of $0.499 per Pre-Funded Unit (which represents the public offering price of each Common Stock Unit less the $0.001 per share nominal exercise price for each Pre-Funded Warrant). The Series J Warrants have an initial exercise price of $0.50 per share. The Series J Warrants are exercisable immediately, subject to certain limitations described herein. The Series J Warrants expire five (5) years from the date of issuance. The Series K Warrants have an initial exercise price of $0.50 per share. The Series K Warrants are exercisable immediately, subject to certain limitations described herein. The Series K Warrants will expire one (1) year from the date of issuance. The Series L Warrants have an initial exercise price of $0.50 per share. The Series L Warrants are exercisable immediately, subject to certain limitations described herein. The Series L Warrants expire six (6) months from the date of issuance. The Common Warrants each include provisions in relation to the reset of the exercise price on two separate occasions: (i) on the forty-fifth (45th) calendar day following the date of issuance and (ii) the sixth (6th) trading day immediately following the date on which a reverse stock split of the Common Stock is approved and deemed effective during the fiscal year ended December 31, 2026, to a price equal to the lesser of (i) the then exercise price and (ii) 90% of the lowest five-day volume weighted average prices for the five (5) trading days immediately preceding the date that is forty-five calendar days after issuance of the Series J Warrants, the Series K Warrants and the Series L Warrants, as applicable. Notwithstanding the foregoing, in no event at any time prior to, or including, the reset trigger date that is the forty-fifth (45th) calendar day following the date of issuance, shall the exercise price be adjusted to a price that is less than $0.25. Each Pre-Funded Warrant is immediately exercisable, entitles the holder to purchase one share of Common Stock and may be exercised at any time until exercised in full.

The Common Stock and accompanying Common Warrants included in each Common Stock Unit were issued separately, and the Pre-Funded Warrants and the accompanying Common Warrants included in each Pre-Funded Unit were issued separately. A holder of the Common Warrants or the Pre-funded Warrants (together with its affiliates) may not exercise any portion of the Common Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may elect to increase such holding. The Common Stock Units, the Pre-Funded Units, the shares of Common Stock comprising the Common Stock Units, the Common Warrants, the Pre-Funded Warrants, the shares of Common Stock issuable upon exercise of the Common Warrants and the Pre-Funded Warrants, are collectively referred to herein as the “Securities.”

The Securities were offered by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-284229), that was filed with the Securities Exchange Commission (“SEC”) on January 10, 2025 and declared effective on February 7, 2025, including the prospectus forming a part of the registration statement, a final prospectus supplement thereto, which was filed with the SEC on March 9, 2026, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), and the related registration statement filed with the SEC on March 5, 2026 under Rule 462(b) of the Securities Act, which became automatically effective upon filing. The Offering closed on March 9, 2026 (the “Closing Date”).

On March 6, 2026, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Equiniti Trust Company, LLC, as warrant agent (the “Warrant Agent”). The Warrant Agency Agreement sets forth certain terms and conditions with respect to the Warrant Agent’s service as warrant agent for the Common Warrants and Pre-Funded Warrants.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the various underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. Pursuant to the terms of the Underwriting Agreement, and subject to certain exceptions as set forth therein, until sixty (60) days following the Closing Date, the Company has agreed not to issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents. The Company has further agreed not to enter into an agreement involving a variable rate transaction until six (6) months following the Closing Date, provided however that the prohibition on “at-the-market offerings” and the issuance of common stock pursuant to an equity line of credit shall expire on the six-month anniversary of the closing date of this Offering, and subject to certain exceptions. In addition, each of the Company’s directors and executive officers have entered into lock-up agreements pursuant to which each of them has agreed not to, for a period of ninety (90) days, from the closing of the Offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

The foregoing does not purport to be a complete description of each of the Underwriting Agreement, the Pre-Funded Warrants, the Series J Warrants, the Series K Warrants, the Series L Warrants, the Underwriter’s Warrant and the Warrant Agency Agreement, and each is qualified in its entirety by reference to the full text of each of such document, the forms of which are filed as Exhibits 1.1, 4.1, 4.2, 4.3, 4.4, 4.5 and 10.1, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Warrant Amendments

On March 5, 2026, the Company entered into an Amendment to Common Stock Purchase Warrants Agreement (the “Warrant Amendment”) with certain investors, that participated in the Offering described in Item 1.01 above, in connection with the terms of certain of our outstanding common warrants to purchase shares of Common Stock (the “Existing Warrants”). As originally issued, the Existing Warrants provided for the purchase of:

●	504,417 shares of common stock, on exercise of the series G common stock warrants at an exercise price of $8.3448 per share;
●	279,168 shares of common stock, on exercise of the series H common stock warrants at an exercise price of $8.40 per share; and
●	2,190,000 shares of common stock, on exercise of the series I common stock warrants at an exercise price of $2.00 per share.

Per the Warrant Amendment, the exercise price for each of such Existing Warrants was reduced to $0.50 per share, subject to further adjustment as set forth in the Existing Warrants and any other document governing the terms thereunder. All other terms and conditions of the Existing Warrants remain unchanged and in full force and effect. The foregoing description of the Warrant Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Amendment, a copy of which is filed as Exhibit 4.6 to this Current Report on Form 8-K and is incorporated herein by reference.

As of March 11, 2026, the Company has 10,545,725 shares of Common Stock outstanding, including 150,000 non-voting shares of Common Stock held in escrow.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Underwriter’s Warrant and the shares issuable upon exercise of the Underwriter Warrant have not been registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On March 5, 2026, the Company issued a press release announcing the launch of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On March 6, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K.

On March 9, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 6, 2026
4.1	Form of Pre-funded Warrant
4.2	Form of Series J Common Warrant
4.3	Form of Series K Common Warrant
4.4	Form of Series L Common Warrant
4.5	Form of Representative Warrant
4.6	Form of Warrant Amendment
10.1	Form of Warrant Agency Agreement
99.1	Launch Press Release dated March 5, 2026.
99.2	Pricing Press Release dated March 6, 2026.
99.3	Closing Press Release dated March 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIDI BIOTHERAPEUTICS, INC.
Dated: March 11, 2026
	By:	/s/ Andrew Jackson
	Name:	Andrew Jackson
	Title:	Chief Financial Officer